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                                                                  EXHIBIT (D)(5)


                         PROPOSED SUBADVISORY AGREEMENT


         This Subadvisory Agreement (the "Agreement") is entered into as of _________ __, 2001 between NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, a California limited partnership (the "Manager"), and CRITERION INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (the "Subadviser").

         WHEREAS Nicholas-Applegate Institutional Funds, a Delaware business trust (the "Trust"), an open-end management company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is a series type investment company that is comprised of various series, each of which is a separAte investment portfolio having its own investment objectives and investment policies;

         WHEREAS the Manager has entered into an investment advisory agreement with the Trust dated _______________, 2001 (the "Management Agreement") pursuant to which the Manager has been retained to furnish investment advisory services to the Trust and each of its series;

         WHEREAS the Subadviser is engaged in business as an investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS pursuant to the approval of the Trust and the authority granted to the Manager in the Management Agreement, the Manager wishes to retain the Subadviser to furnish investment advisory services to one or more series of the Trust, and the Subadviser is willing to provide such services;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         a. Subject always to the supervision of the trustees of the Trust (the "Trustees"), the Subadviser will provide a continuous investment program for each of the series listed on Schedule A (each such series, a "Fund"), including investment research and management with respect to all securities and investments and cash equivalents in a Fund. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to a Fund. In

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                  the performance of its duties, the Subadviser (i) will provide services under this Agreement in accordance with a Fund's investment objectives, policies and restrictions as set forth in its Existing prospectus and statement of additional information as provided to the Subadviser by the Trust, (ii) will comply with the 1940 Act and all rules and regulations thereunder, and all other applicable law, and will comply with other written directions which the Trustees or the Manager, as the case may be, may from time to time provide, and (iii) shall exercise the same care and diligence as required of the Manager pursuant to the terms of the Management Agreement in the form provided by the Manager to the Subadviser. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of each Fund and to consult with each other regarding the investment affairs of each Fund.

         b. In the event that the Manager designates one or more series with respect to which it and the Trust wish to retain the Subadviser to render investment advisory services hereunder, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

         c. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder in a professional manner and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of each Fund, including assistance in obtaining and verifying prices for portfolio securities.

         d. The Subadviser will place all orders for the purchase and sale of portfolio securities for the account of a Fund with brokers or dealers selected by the Subadviser. In executing portfolio transactions and selecting brokers or dealers, the Subadviser will use its best efforts to seek on behalf of a Fund the best available price and execution. In assessing the best overall terms available for any transaction, the Subadviser will consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the order, the difficulty and risk of execution, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

                  In evaluating the best overall terms available, and in selecting the broker or dealer or execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are defined in

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                  Section 28(e) of the Securities Exchange Act of 1934, as
                  amended (the "1934 Act") provided to a Fund and/or other accounts over which the Subadviser or any affiliate of the Subadviser exercises investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction for a Fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Subadviser to the particular Fund and to the Trust. The Subadviser may also select brokers who sell shares of the various series of Nicholas-Applegate Institutional Funds to execute portfolio transactions. The extent and continuation of these practices will be subject to periodic review of the Trustees.

                  In executing portfolio transactions for any Fund, the Subadviser may, but will not be obligated to, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the prospectus, to the extent permitted by applicable laws and regulations. In such event, the Subadviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Fund and such other clients.

         e. The Subadviser will make available to the Trust and the Manager, promptly upon request, any of the Funds' investment records and ledgers maintained by the Subadviser as are necessary to assist the Trust and the Manager to comply with the requirements of the 1940 Act, the Advisers Act, and other applicable laws. The Subadviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to each Fund which may be requested in order to ascertain whether the operations of such Fund are being conducted in a manner consistent with applicable laws and regulations.

         f. The Subadviser will provide reports to the Trustees for consideration at meetings of the Trustees on the investment program for each Fund and the issuers and securities represented in each Fund's portfolio, and will furnish the Trustees with respect to each Fund such periodic and special reports as the Trustees and/or the Manager may reasonably request.

         g. The Subadviser shall not be obligated to pay any expenses of or for the

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                  Trust or of or for a Fund not expressly assumed by the
                  Subadviser pursuant to this Section 1.

2.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

3.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

         This Agreement shall automatically terminate with respect to a Fund, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust, with respect to such Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Agreement to the Subadviser.

4.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective on the first date written above, and shall remain in full force and effect continuously thereafter with respect to each Fund (unless terminated automatically as set forth in Section 3) until terminated as follows:

         a. The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

         b. Unless sooner terminated as provided herein, this Agreement will continue in effect for a period of two years from the date hereof. Thereafter, if not terminated, this Agreement will continue in effect as to a Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trustees or by vote of a majority of the outstanding voting securities of such
                  Fund), by the Manager or by the Subadviser, upon not less than 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning as the

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                  meaning of such terms in the 1940 Act).


5.       PROVISION OF CERTAIN INFORMATION BY SUBADVISER.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Advisers Act, (b) the Securities and Exchange Commission (the "SEC") has censured the Subadviser, placed limitations on its activities, functions, or operations; suspended its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (c) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; (d) the Subadviser has a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended; (e) there is a change in control, or an agreement contemplating a change in control, of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act; or (f) there is a material adverse change in the business or financial position of the Subadviser.

6.       EXCULPATION OF SUBADVISER.

         The Subadviser will not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund or the Trust in connection with the matters to which this Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties, or by reason of the Subadviser's reckless disregard of its obligations and duties under this Agreement.

         The Manager will indemnify and hold harmless the Subadviser from and against all liabilities, damages, costs and expenses that the Subadviser may incur in connection with any action, suit, investigation or proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Subadviser with respect to the performance of its duties or obligations hereunder or otherwise as an investment adviser of the Trust and Fund; PROVIDED, HOWEVER, that the Subadviser will not be entitled to indemnification with respect to any liability to the Trust or the Manager by reason of willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties, or by reason of the Subadviser's reckless disregard of its obligations and duties under this Agreement.

7.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

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8.       DISCLOSURE ABOUT SUBADVISER.

         The Subadviser has reviewed Post-Effective Amendment No. 5 to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Subadviser, and represents and warrants that, with respect to the disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of a material fact, and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Subadviser further represents and warrants that it is registered as an investment adviser under the Advisers Act and will maintain such registration as long as this Agreement remains in effect.

9.       BOOKS AND RECORDS

         The Subadviser hereby agrees that all records that it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's request in compliance with the requirements of Rule 31a-3 under the 1940 Act. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records required to be maintained by Rule 31a-1 under the 1940 Act.

10.      CONFLICTS OF INTEREST

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

11.      SERVICES NOT EXCLUSIVE.

         The Subadviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Trustees from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The investment management services furnished by the Subadviser hereunder are not deemed exclusive, and the Subadviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

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12.       NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at the address indicated below:

If to the Manager:

Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101
Fax: 619-687-8138
Attention: E. Blake Moore, Jr., General Counsel

If to the Subadviser:

Criterion Investment Management LLC
1990 Post Oak Boulevard
Suite 1100
Houston, Texas 77056
Fax:  (713) 963-5213
Attention:  Fred Robertson


13.      GOVERNING LAW

         This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts of laws, of the State of California; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

14.      MISCELLANEOUS

         This Agreement represents the entire agreement pertaining to the subject matter hereof between the parties and supersedes all prior agreements and understandings pertaining thereto. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof. Should any provision of this Agreement be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one counterpart.

         For the purposes of this Agreement, the terms "affiliated person", "control",

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"interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, NICHOLAS-APPLEGATE CAPITAL MANAGEMENT and CRITERION INVESTMENT MANAGEMENT LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

CRITERION INVESTMENT MANAGEMENT LLC          NICHOLAS-APPLEGATE CAPITAL
                                             MANAGEMENT



By:                                          By:
   --------------------------------             --------------------------------
    Name:                                        E. Blake Moore, Jr.
    Title:                                       General Counsel


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                                   SCHEDULE A


         1.       The following series of the Trust are covered by this
Agreement:

                  High Quality Bond Fund
                  Short-Intermediate Fund

         2. The Subadviser fee for each Fund shall be paid monthly in U.S. dollars in arrears. The fee shall be equal to an annual rate of 0.25% of the average daily net asset value with respect to such Fund. For a month in which this Agreement becomes effective or terminates with respect to a Fund, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the month.